AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of January 14, 2011, and is entered into by and among LIBBEY GLASS INC., a Delaware corporation ("US Borrower"), LIBBEY EUROPE B.V., a limited liability company incorporated in The Netherlands ("Netherlands Borrower"; together with US Borrower, each a "Borrower" and collectively the "Borrowers"), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (as defined below) with respect to the US Loans (as defined in the Credit Agreement referred to below), and J.P. MORGAN EUROPE LIMITED, as Administrative Agent for the Lenders with respect to the Netherlands Loans (as such term is defined in the Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, Borrowers, the other Loan Parties party thereto, the lenders from time to time party thereto (the "Lenders"), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);
WHEREAS, Borrowers have requested that Administrative Agent and Required Lenders agree to amend the Credit Agreement in certain respects, as more particularly set forth herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)New definitions of the terms "Leerdam Property Disposition Document" and "Syracuse Property Disposition Document" are hereby inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order, as follows:
"Leerdam Property Disposition Document" means that certain Land Swap Agreement, dated as of December 30, 2010, by and between B.V. Koninklijke Nederlandsche Glasfabriek Leerdam and O-I Manufacturing Netherlands B.V. as the same may be amended, modified or waived in a manner reasonably satisfactory to the Administrative Agent.
"Syracuse Property Disposition Document" means that certain Purchase Agreement, dated as of October 20, 2010, by and between Syracuse China Company and Emergency Medicine Support Foundation, Inc. as the same may be amended, modified or waived in a manner reasonably satisfactory to the Administrative Agent.
(b)The definition of the term "Senior Notes" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Senior Notes” means, collectively, the 10% Senior Secured Notes due 2015 of the US Borrower issued on the Effective Date pursuant to the Senior Notes Indenture and any 10% Senior Secured Notes due 2015 of the US Borrower issued pursuant to the Senior Notes Indenture in exchange for such 10% Senior Secured Notes due 2015 of the US Borrower issued on the Effective Date pursuant to the Offer to Exchange Prospectus of US Borrower dated December 22, 2010 with Registration No. 333-170763 and filed on December 23, 2010, as in effect on such date, as the same may be amended or otherwise modified from time to time to the extent permitted by this Agreement.
(c)Clause (l) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
(l)     the sale, transfer or other disposition of the land, building and fixtures owned by Syracuse China Company and located at 2801 Court Street, Salina, Onondaga County, New York (the “Syracuse Property”) to the extent such sale, transfer or other disposition is made in accordance with the Syracuse Property Disposition Document;
(d)Clause (n) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
(n)    the lease, exchange, transfer or disposition of certain real property located on the industrial site of Leerdam, Lingedijk 8, 4142 LD, and certain other assets related thereto located on such site, in each case owned by the Netherlands Loan Parties to the extent such lease, exchange, transfer or other disposition is made in accordance with the Leerdam Property Disposition Document;
(e)The proviso at the end of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
provided that all sales, transfers, leases and other dispositions permitted by clauses (d), (g), (h), (j) and (k) shall be made for fair value and for at least 75% cash consideration.
2.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Administrative Agent), each to be in form and substance reasonably satisfactory to Administrative Agent:
(a)Administrative Agent shall have received a fully executed copy of this Amendment executed by Required Lenders, Borrowers and the other Loan Parties party hereto;
(b)Administrative Agent shall have received a fully executed copy of each of the Syracuse Property Disposition Document and the Leerdam Property Disposition Document;
(c)any real or personal property acquired by any Borrower or any other Loan Party pursuant to, or in connection with, the Leerdam Property Disposition Document shall be free and clear of all Liens except for Liens permitted by Section 6.02 of the Credit Agreement or discharged concurrently with the effectiveness of this Amendment pursuant to documentation reasonably satisfactory to the Administrative Agent;
(d)Administrative Agent shall have been reimbursed for all reasonable out-of-pocket costs, fees and expenses incurred by Agent in connection with the preparation, execution, administration or enforcement of this Amendment to the extent invoiced;
(e)all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and
(f)no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by, or after giving effect to, this Amendment.
3.Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each Borrower and each other Loan Party represents and warrants to Administrative Agent and Lenders that:
(a)the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Borrower and each other Loan Party and that this Amendment has been duly executed and delivered by each Borrower and each other Loan Party;
(b)immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, each of the representations and warranties of the Borrowers and each of the other Loan Parties set forth in the Credit Agreement and each of the other Loan Documents, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date);
(c)immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;
(d)this Amendment constitutes the legal, valid and binding obligation of each Borrower and each other Loan Party and is enforceable against each Borrower and each other Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity; and
(e)the execution and delivery by each Borrower and each other Loan Party of this Amendment, along with the consummation of the transactions contemplated by each of the Syracuse Property Disposition Document and the Leerdam Property Disposition Document, does not conflict with, and is permitted by, the Senior Notes Indenture.
4.Covenants.  Within 60 days of the transfer of the real property pursuant to the Leerdam Property Disposition Document (or such later date as agreed to in writing (which may be by email) by Administrative Agent), the applicable Loan Parties shall deliver to Administrative Agent a Mortgage (or other pledge or security agreement, as applicable), together with such other agreements, documents and instruments reasonably requested by Administrative Agent, with respect to (i) any parcel of real property and (ii) any other assets acquired by any Loan Party to the extent required under the Credit Agreement and the other Loan Documents, in each case pursuant to the Leerdam Property Disposition Document, to cause such real property and other assets (as applicable) to be subjected to a Lien securing the Netherlands Secured Obligations, in each case in form and substance reasonably satisfactory to Administrative Agent.
5.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
6.References. Any reference to the Credit Agreement contained in any Loan Document or any other document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
7.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.
8.Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Loan Party hereby acknowledges and agrees that, unless otherwise expressly agreed to in writing by the Administrative Agent, all Liens on the Collateral created under Loan Documents in favor of Administrative Agent shall continue in full force and effect after giving effect to this Amendment.
9.Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of laws other than those of the State of New York. Whenever possible each provision of this

Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:
LIBBEY GLASS INC.

By:
Name:
Title:

LIBBEY EUROPE B.V.

By:
Name:
Title:

OTHER LOAN PARTIES:
LIBBEY INC.

By:
Name:
Title:

LGA3 CORP.

By:
Name:
Title:

THE DRUMMOND GLASS COMPANY

By:
Name:
Title:

LGA4 CORP.

By:
Name:
Title:

SYRACUSE CHINA COMPANY

By:
Name:
Title:

LGFS INC.

By:
Name:
Title:

WORLD TABLEWARE INC.

By:
Name:
Title:

TRAEX COMPANY

By:
Name:
Title:

LGC CORP.

By:
Name:
Title:

LGAC LLC

By:
Name:
Title:

LIBBEY.COM LLC

By:
Name:
Title:

LIBBEY INTERNATIONAL C.V.

By:
Name:
Title:

B.V. KONINKLIJKE NEDERLANDSE GLASFABRIEK LEERDAM

By:
Name:
Title:

LIBBEY EUROPE FINANCE COMPANY B.V.

By:
Name:
Title:

LIBBEY MEXICO HOLDINGS B.V.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent with respect to the US Loans

By:
Name:
Title:

J.P. MORGAN EUROPE LIMITED., as a Lender and as Administrative Agent with respect to the Netherlands Loans

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:
Name:
Title:

FIFTH THIRD BANK, as a Lender

By:
Name:
Title: